Exhibit 99.1

FOR IMMEDIATE RELEASE

Office Properties Income Trust Announces First Quarter 2022 Results
Net Loss of $13.4 Million, or $0.28 Per Share
Normalized FFO of $62.7 Million, or $1.30 Per Share
CAD of $51.0 Million, or $1.06 Per Share
Leased 572,000 Square Feet with a 5.1% Roll-up in Rents and a 10.7 Year Weighted Average Term

Newton, MA (April 28, 2022): Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended March 31, 2022.

Christopher Bilotto, President and Chief Operating Officer of OPI, made the following statement:

“OPI’s first quarter results demonstrated continued positive momentum across our business. We completed 572,000 square feet of new and renewal leasing with a 5.1% weighted average roll up in rent and a more than 10 year weighted average lease term. During the past four quarters, we have completed over one million square feet of new leasing, ending the first quarter with same property occupancy greater than 91%. The more than 3.6 million square feet of activity in our leasing pipeline is indicative of an improving demand environment for office space. Normalized FFO and CAD both increased over the prior year period, and we ended the first quarter with nearly $850 million of total liquidity.

We remain committed to our capital recycling program to enhance portfolio quality, generate CAD accretion and manage leverage levels. During the quarter, we sold or agreed to sell six non-core properties, and we are maintaining our previously announced guidance for full year 2022 dispositions to be in the range of approximately $400 million to $500 million in aggregate proceeds. This will allow us to strengthen our portfolio through active development projects and refine our balance sheet, while increasing shareholder returns over the long term."

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Quarterly Results:

	Three Months Ended March 31,
	2022	2021

Financial	(dollars in thousands, except per share data)
Net income (loss)	($13,407)	$37,860
Net income (loss) per share	($0.28)	$0.78
Normalized FFO per share	$1.30	$1.28
CAD per share	$1.06	$0.99
Same Property Cash Basis NOI	$78,590	$78,663

•Net loss for the quarter ended March 31, 2022 was $13.4 million, or $0.28 per diluted share, compared to net income of $37.9 million, or $0.78 per diluted share, for the quarter ended March 31, 2021. Net loss for the quarter ended March 31, 2022 includes a $17.0 million, or $0.35 per diluted share, loss on impairment of real estate, offset by a $2.1 million, or $0.04 per diluted share, gain on sale of real estate. Net income for the quarter ended March 31, 2021 includes a $54.0 million, or $1.12 per diluted share, gain on sale of real estate, partially offset by a $7.7 million, or $0.16 per diluted share, loss on impairment of real estate and $5.2 million, or $0.11 per diluted share, of estimated business management incentive fee expense.

•Normalized funds from operations, or Normalized FFO, and cash available for distribution, or CAD, for the quarter ended March 31, 2022 were $62.7 million, or $1.30 per diluted share, and $51.0 million, or $1.06 per diluted share, respectively, compared to Normalized FFO and CAD for the quarter ended March 31, 2021 of $61.8 million, or $1.28 per diluted share, and $47.7 million, or $0.99 per diluted share, respectively.

•Same property cash basis net operating income, or Cash Basis NOI, for the quarter ended March 31, 2022 decreased marginally compared to the quarter ended March 31, 2021.

•Leasing activity for the quarter ended March 31, 2022 was as follows:

Three Months Ended March 31, 2022
Leasing activity for new and renewal leases (rentable square feet)	572,000
Weighted average rental rate change (by rentable square feet)	5.1%
Weighted average lease term (by rentable square feet)	10.7 years
Leasing concessions and capital commitments (per square foot per lease year)	$5.36

	As of
Percent Leased	March 31, 2022	December 31, 2021	March 31, 2021
All properties	88.8%	89.5%	90.8%
Same properties	91.2%	91.1%	91.7%

Reconciliations of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, Normalized FFO, CAD, net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to Same Property NOI and to Same Property Cash Basis NOI, for the quarters ended March 31, 2022 and 2021 appear later in this press release.

Disposition Activities:

•As previously reported, in January 2022, OPI sold a property located in Rockville, MD containing approximately 129,000 rentable square feet for a sales price of $6.8 million, excluding closing costs.

•As previously reported, in February 2022, OPI sold two properties located in Chesapeake, VA containing approximately 172,000 rentable square feet for a sales price of $18.9 million, excluding closing costs.

•In March 2022, OPI sold a property located in Milwaukee, WI containing approximately 29,000 rentable square feet for a sales price of $3.8 million, excluding closing costs.

•Also in March 2022, OPI entered into an agreement to sell a property located in Holtsville, NY containing approximately 264,000 rentable square feet for a sales price of $28.5 million, excluding closing costs.

•Also in March 2022, OPI entered into an agreement to sell a property located in Houston, TX containing approximately 206,000 rentable square feet for a sales price of $9.8 million, excluding closing costs.

Liquidity and Financing Activities:

•As of March 31, 2022, OPI had $97.7 million of cash and cash equivalents and $750.0 million available to borrow under its unsecured revolving credit facility.

•In April 2022, OPI prepaid, at par plus accrued interest, a mortgage note secured by one property with an outstanding principal balance of $24.9 million, an annual interest rate of 4.22% and a maturity date in July 2022 using cash on hand.

Conference Call:

On Friday, April 29, 2022 at 10:00 a.m. Eastern Time, President and Chief Operating Officer, Christopher Bilotto, and Chief Financial Officer and Treasurer, Matthew Brown, will host a conference call to discuss OPI’s first quarter 2022 financial results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, May 6, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 5390161.

A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. Participants wanting to access the webcast should visit OPI’s website about five minutes before the call. The archived webcast will be available for replay on OPI’s website following the call for about one week. The transcription, recording and retransmission in any way of OPI’s first quarter conference call are strictly prohibited without the prior written consent of OPI.

Supplemental Data:

A copy of OPI’s First Quarter 2022 Supplemental Operating and Financial Data is available for download at OPI’s website, www.opireit.com. OPI’s website is not incorporated as part of this press release.

Non-GAAP Financial Measures:

OPI presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including FFO, Normalized FFO, CAD, NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of OPI’s operating performance or as measures of OPI’s liquidity. These measures should be considered in conjunction with net income (loss) as presented in OPI's condensed consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a real estate investment trust, or REIT, along with net income (loss). OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI’s operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of OPI's properties.

Please see the pages attached hereto for a more detailed statement of OPI’s operating results and financial condition and for an explanation of OPI’s calculation of FFO, Normalized FFO, CAD, NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

About Office Properties Income Trust:

OPI is a national REIT focused on owning and leasing office properties primarily to single tenants and those with high credit quality characteristics. As of March 31, 2022, approximately 64% of OPI's revenues were from investment grade rated tenants. OPI owned and leased more than 170 properties as of March 31, 2022, with approximately 23 million square feet located in 32 states and Washington, D.C. In 2021, OPI was named as an Energy Star® Partner of the Year for the fourth consecutive year, and a Green Lease Leader. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with more than $37 billion in assets under management as of March 31, 2022, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA. For more information, visit opireit.com.

Office Properties Income Trust
Condensed Consolidated Statements of Income (Loss)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Rental income	$147,354	$144,524

Expenses:
Real estate taxes	16,645	16,154
Utility expenses	6,865	6,432
Other operating expenses	27,363	25,439
Depreciation and amortization	60,469	64,087
Loss on impairment of real estate (1)	17,047	7,660
General and administrative (2)	5,706	11,272
Total expenses	134,095	131,044

Gain on sale of real estate (3)	2,149	54,004
Interest and other income	1	5
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,404 and $2,432, respectively)	(27,439)	(28,798)
Income (loss) before income tax expense and equity in net losses of investees	(12,030)	38,691
Income tax expense	(531)	(435)
Equity in net losses of investees	(846)	(396)
Net income (loss)	$(13,407)	$37,860

Weighted average common shares outstanding (basic)	48,243	48,161
Weighted average common shares outstanding (diluted)	48,243	48,196

Per common share amounts (basic and diluted):
Net income (loss)	$(0.28)	$0.78

See Notes on pages 6 and 7.

Office Properties Income Trust
Funds from Operations, Normalized Funds from Operations and Cash Available for Distribution
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Calculation of FFO, Normalized FFO and CAD (4)(5):
Net income (loss)	$(13,407)	$37,860
Add (less): Depreciation and amortization:
Consolidated properties	60,469	64,087
Unconsolidated joint venture properties	762	1,006
Loss on impairment of real estate (1)	17,047	7,660
Gain on sale of real estate (3)	(2,149)	(54,004)
FFO	62,722	56,609
Estimated business management incentive fees (2)	—	5,200
Normalized FFO	62,722	61,809
Add (less): Non-cash expenses (6)	(465)	(1)
Distributions from unconsolidated joint ventures	51	153
Depreciation and amortization - unconsolidated joint ventures	(762)	(1,006)
Equity in net losses of investees	846	396
Non-cash straight line rent adjustments included in rental income	(2,686)	(5,357)
Lease value amortization included in rental income	343	722
Net amortization of debt premiums, discounts and issuance costs	2,404	2,432
Recurring capital expenditures	(11,447)	(11,496)
CAD	$51,006	$47,652

Weighted average common shares outstanding (basic)	48,243	48,161
Weighted average common shares outstanding (diluted)	48,243	48,196

Per common share amounts (basic and diluted):
Net income (loss)	$(0.28)	$0.78
FFO (basic)	$1.30	$1.18
FFO (diluted)	$1.30	$1.17
Normalized FFO	$1.30	$1.28
CAD	$1.06	$0.99
Distributions declared per share	$0.55	$0.55

(1)Loss on impairment of real estate for the three months ended March 31, 2022 represents an adjustment of $2,184 to reduce the carrying value of one property to its estimated fair value less costs to sell and an adjustment of $14,863 to reduce the carrying value of one property that was held and used to its estimated fair value. Loss on impairment of real estate for the three months ended March 31, 2021 represents an adjustment of $7,660 to reduce the carrying value of two properties to their estimated fair values less costs to sell.

(2)Incentive fees under OPI's business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in OPI’s condensed consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, OPI recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although OPI recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), OPI does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. No estimated business management incentive fee expense was included in net loss for the three months ended March 31, 2022. Net income for the three months ended March 31, 2021 includes $5,200 of estimated business management incentive fee expense.

(3)Gain on sale of real estate for the three months ended March 31, 2022 represents a $2,149 net gain on the sale of four properties. Gain on sale of real estate for the three months ended March 31, 2021 represents a $54,004 net gain on the sale of two properties.

(4)OPI calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and its proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to OPI. In calculating Normalized FFO, OPI adjusts for the other items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by OPI’s Board of Trustees when determining the amount of distributions to OPI’s shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI’s credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI’s expectation of its future capital requirements and operating performance and OPI’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than OPI does.

(5)OPI calculates CAD as shown above. OPI defines CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items plus certain amounts excluded from Normalized FFO but settled in cash, if any. CAD is among the factors considered by OPI's Board of Trustees when determining the amount of distributions to its shareholders. Other real estate companies and REITs may calculate CAD differently than OPI does.

(6)Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and amortization of the liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in The RMR Group Inc., or RMR Inc., common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

Office Properties Income Trust
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and
Same Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Calculation of NOI and Cash Basis NOI:
Rental income	$147,354	$144,524
Property operating expenses	(50,873)	(48,025)
NOI	96,481	96,499
Non-cash straight line rent adjustments included in rental income	(2,686)	(5,357)
Lease value amortization included in rental income	343	722
Lease termination fees included in rental income	(4,942)	—
Non-cash amortization included in property operating expenses (2)	(121)	(121)
Cash Basis NOI	$89,075	$91,743

Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:
Net income (loss)	$(13,407)	$37,860
Equity in net losses of investees	846	396
Income tax expense	531	435
Income (loss) before income tax expense and equity in net losses of investees	(12,030)	38,691
Interest expense	27,439	28,798
Interest and other income	(1)	(5)
Gain on sale of real estate	(2,149)	(54,004)
General and administrative	5,706	11,272
Loss on impairment of real estate	17,047	7,660
Depreciation and amortization	60,469	64,087
NOI	96,481	96,499
Non-cash amortization included in property operating expenses (2)	(121)	(121)
Lease termination fees included in rental income	(4,942)	—
Lease value amortization included in rental income	343	722
Non-cash straight line rent adjustments included in rental income	(2,686)	(5,357)
Cash Basis NOI	$89,075	$91,743

Reconciliation of NOI to Same Property NOI (3):
Rental income	$147,354	$144,524
Property operating expenses	(50,873)	(48,025)
NOI	96,481	96,499
Less: NOI of properties not included in same property results	(14,531)	(12,288)
Same Property NOI	$81,950	$84,211

Calculation of Same Property Cash Basis NOI (3):
Same Property NOI	$81,950	$84,211
Add: Lease value amortization included in rental income	437	526
Less: Non-cash straight line rent adjustments included in rental income	(2,488)	(5,985)
Lease termination fees included in rental income	(1,207)	—
Non-cash amortization included in property operating expenses (2)	(102)	(89)
Same Property Cash Basis NOI	$78,590	$78,663
See Notes on page 9.

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to OPI’s property level results of operations. OPI calculates NOI and Cash Basis NOI as shown above. OPI defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.
(2)    OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fee expense, which is included in property operating expenses.
(3)    For the three months ended March 31, 2022 and 2021, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since January 1, 2021, and exclude properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns 51% and 50% interests.

Office Properties Income Trust
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Real estate properties:
Land	$851,356	$874,108
Buildings and improvements	3,024,610	3,036,978
Total real estate properties, gross	3,875,966	3,911,086
Accumulated depreciation	(506,098)	(495,912)
Total real estate properties, net	3,369,868	3,415,174
Assets of properties held for sale	57,115	26,598
Investments in unconsolidated joint ventures	35,011	34,838
Acquired real estate leases, net	466,317	505,629
Cash and cash equivalents	97,656	83,026
Restricted cash	1,402	1,489
Rents receivable	106,865	112,886
Deferred leasing costs, net	55,448	53,883
Other assets, net	8,011	8,160
Total assets	$4,197,693	$4,241,683

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$—	$—
Senior unsecured notes, net	2,481,903	2,479,772
Mortgage notes payable, net	97,893	98,178
Liabilities of properties held for sale	626	594
Accounts payable and other liabilities	136,017	142,609
Due to related persons	7,864	6,787
Assumed real estate lease obligations, net	16,308	17,034
Total liabilities	2,740,611	2,744,974

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,425,265 and 48,425,665 shares issued and outstanding, respectively	484	484
Additional paid in capital	2,617,583	2,617,169
Cumulative net income	162,308	175,715
Cumulative common distributions	(1,323,293)	(1,296,659)
Total shareholders’ equity	1,457,082	1,496,709
Total liabilities and shareholders’ equity	$4,197,693	$4,241,683

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever OPI uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, OPI is making forward-looking statements. These forward-looking statements are based upon OPI’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by OPI’s forward-looking statements as a result of various factors. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond OPI's control. For example:

•Mr. Bilotto's statements about OPI's leasing activity and same property occupancy may imply that OPI will continue to have positive leasing activity and occupancy in future periods. However, OPI's ability to realize positive leasing activity and occupancy depends on various factors, including market conditions and tenants' demand for OPI's properties, the timing of lease expirations and OPI's ability to successfully compete for tenants, among other factors. As a result, OPI may not realize positive leasing activity or occupancy in the future,

•Mr. Bilotto states that the more than 3.6 million square feet of activity in OPI's leasing pipeline is indicative of an improving demand environment for office space. This statement may imply that OPI will successfully execute leases for that space on terms that are acceptable to OPI and better for OPI than the terms of the prior leases for that space and that demand for office space will continue to improve. However, OPI may not be able to successfully negotiate and execute leases for any or all of that space or on any additional space on terms acceptable to it or comparable or better for OPI than the terms of the prior leases for the same space, and demand for office space may not improve and could decline,

•Mr. Bilotto states that OPI ended the quarter with nearly $850 million of total liquidity. This statement may imply that OPI will maintain this level of liquidity in the future. However, OPI's liquidity is largely dependent on the availability of funds under its revolving credit facility. OPI's revolving credit facility allows OPI to borrow, repay and reborrow funds under that facility, subject to satisfying conditions. As a result, OPI may, and likely will, borrow funds under its revolving credit facility in the future, which in turn would reduce its borrowing availability. In addition, OPI may use its current liquidity for investments or other business opportunities, which would reduce its liquidity,

•Mr. Bilotto states that OPI is committed to its capital recycling program to enhance its portfolio quality, generate CAD accretion and manage leverage levels, and that OPI expects to target disposition proceeds in the range of $400 million to $500 million, which will allow OPI to strengthen its portfolio through its active development projects, refine its balance sheet and increase shareholder returns over the long term. These statements may imply that OPI will continue to advance its capital recycling program in future periods and execute on its investment strategies, including its active development projects, and that those strategies and projects will be accretive to OPI. However, OPI may not be able to identify and successfully negotiate and complete acquisitions or sales and it may not realize its target returns on investments it may make or its target proceeds on properties it elects to sell. Further, OPI's development projects require significant capital and time to complete and could be delayed or cost more than expected, including as a result of supply chain challenges, inflation or otherwise, and there may not be demand to lease the developed properties upon their completion. As a result, OPI may not realize the benefits it expects or manage its leverage at levels it believes appropriate, and

•OPI has entered into agreements to sell two properties for an aggregate sales price of $38.3 million, excluding closing costs. These transactions are subject to conditions. Those conditions may not be satisfied and these transactions may not occur, may be delayed or the terms may change.

The information contained in OPI’s filings with the SEC, including under “Risk Factors” in OPI’s periodic reports, or incorporated therein, identifies other important factors that could cause OPI’s actual results to differ materially from those stated in or implied by OPI’s forward-looking statements. OPI’s filings with the SEC are available on the SEC's website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Director, Investor Relations
(617) 219-1410

(END)